[LOGO]

                                                     PricewaterhouseCoopers LLP
                                                     125 High Street
                                                     Boston, MA 02110-1707
                                                     Telephone (617) 530-5000
                                                     Facsimile (617) 530-5001
January 28, 2004




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by meVC Draper Fisher Jurvetson Fund I, Inc. pursuant to Item 9 of form 10-K, as dated January 28, 2004. We agree with the statements concerning our Firm in such Form 10-K.

Very truly yours,


/s/ PricewaterhouseCoopers LLP



PricewaterhouseCoopers LLP